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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-1 of our report dated December 14, 1999, except for Note 14, as to which the date is April 14, 2000, relating to the financial statements of AT&T Easylink Services Asia/Pacific Limited which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers

Hong Kong

July 10, 2000